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                                                                    Exhibit 23



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Annual Report on Form 10-K of Grace Specialty Chemicals, Inc. of our report dated February 3, 1998, except for "Packaging Business Transaction," as discussed in Notes 1 and 3, as to which the date is March 23, 1998, appearing on page F-3 of the 1997 Annual Report on Form 10-K of W. R. Grace & Co. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page F-2 of such Annual Report.

/s/ PRICE WATERHOUSE LLP

PRICE WATERHOUSE LLP
Ft. Lauderdale, Florida
March 30, 1998